UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011 (April 27, 2011)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to a mutual agreement of same date, on April 27, 2011, the Board of Directors of Xfone, Inc. (the “Company”) approved the termination, effective December 31, 2011, of that certain Financial Services and Business Development Consulting Agreement (the “Consulting Agreement”), as amended, between the Company and Dionysos Investments (1999) Ltd. (“Dionysos”).

Mr. Haim Nissenson, a consultant of the Company since its inception and father of Mr. Guy Nissenson, the Company's President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

A copy of the Consulting Agreement is available as Exhibit 10.46 to the Company’s Annual Report on Form 10-KSB filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2005. The First Amendment to the Consulting Agreement is available as Exhibit 10.94 to the Company’s 8-K filed with the SEC on February 8, 2007; the Second Amendment to the Consulting Agreement is available as Exhibit 10.131 to the Company’s 8-K filed with the SEC on January 16, 2009; and the Third Amendment to the Consulting Agreement is available as Exhibit 10.145 to the Company’s 8-K filed with the SEC on December 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: April 27, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director